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                                                                    EXHIBIT 99.4

                                     FORM OF

                                LETTER TO BROKERS


                              DEMANDSTAR.COM, INC.


To Securities Dealers, Commercial Banks,
Brokers, Trust Companies and Other Nominees:

         We are sending you this letter in connection with our offering (the "Rights Offering") of non-transferable rights ("Rights") to purchase shares of our common stock, par value $.0001 per share (the "Common Shares"). We have described the Rights and the Rights Offering in the enclosed prospectus and evidenced the Rights by a subscription certificate registered in your name or the name of your nominee.

         Each holder of common stock of H.T.E., Inc. ("HTE") as of __________, 2000 will receive one Right for each share of HTE common stock held. Each holder of HTE stock options as of December 16, 1999, who is also an employee or director of HTE (or a wholly-owned subsidiary) as of ______________, 2000, will receive (A) one Right for each share of HTE common stock that he has a vested option to acquire, and (B) with respect to each HTE share that he has an unvested option to acquire, 3/4 of a Right and an option to purchase 1/4 of a Common Share. Each employee of HTE (or a wholly-owned subsidiary) as of ______________, 2000 will receive 200 Rights. Each Right carries a subscription privilege (the "Subscription Privilege") which entitles the Eligible Holder to purchase one Common Share at the subscription price of $1.00 per share (the "Subscription Price"). No fractional Rights, fractional Common Shares or cash in lieu thereof will be distributed or paid. An aggregate of up to 19,225,883 Common Shares will be distributed in connection with the Rights Offering.

         We are asking you to contact your eligible clients for whom you hold HTE common stock registered in your name or in the name of your nominee to obtain instructions with respect to the Rights. We have enclosed several copies of the following documents for you to use:

1. A form letter which may be sent to your eligible clients for whose accounts you hold HTE common stock registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Rights;

2.       The Prospectus;

3. A Subscription Certificate (if your shares are registered in your name);

4.       The Instructions as to Use of Subscription Certificates;

5.       A Notice of Guaranteed Delivery;

6.       A Nominee Holder Certification Form; and

7. A return envelope addressed to Continental Stock Transfer and Trust Company, the Subscription Agent.

         We request that you act promptly. The Rights will expire at 5:00 p.m. Eastern Standard Time on _________, 2000, unless extended by us (the "Expiration Time").

         TO EXERCISE RIGHTS, PROPERLY COMPLETED AND EXECUTED SUBSCRIPTION CERTIFICATE(S) (UNLESS THE GUARANTEED DELIVERY PROCEDURES ARE COMPLIED WITH) AND



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PAYMENT IN FULL FOR ALL RIGHTS EXERCISED MUST BE DELIVERED TO THE SUBSCRIPTION
AGENT AS INDICATED IN THE PROSPECTUS AND THE INSTRUCTIONS PRIOR TO THE EXPIRATION TIME.

         In the case of Rights that are held of record through Depository Trust Company ("D.C."), you may exercise the Subscription Privilege by instructing D.C. to transfer Rights from the D.C. account of the Rights holder to the D.C. account of Continental Stock Transfer and Trust Company, the Subscription Agent, together with payment of the Subscription Price for each Common Share subscribed for pursuant to the Subscription Privilege.

         You may obtain additional copies of the enclosed materials and may request assistance or information from the Subscription Agent at (212) 509-4000.


                                       Very truly yours,

                                       DEMANDSTAR.COM, INC.


                                       O.F. Ramos
                                       President and Chief Executive Officer



         YOU ARE NOT AN AGENT OF DEMANDSTAR.COM, INC., CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, OR ANY OTHER PERSON WHO IS DEEMED TO BE MAKING OR WHO IS MAKING OFFERS OF SERIES A PREFERRED SHARES IN THE RIGHTS OFFERING, AND YOU ARE NOT AUTHORIZED TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS.


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